Exhibit 4.35

FUTURE RECEIVABLES SALE AGREEMENT

THIS FUTURE RECEIVABLES SALE AGREEMENT ("Agreemnt") dated 07/14/2015 , is made by and between Small Business Financial Solutions, LLC a Deleware limited liability company ("Purchaser"), and Merchant (as identified below).

Merchant's Legal Name:	Capriotti's Mission Valley LLC		DBA Name:	Capriotti's Sandwich Shop Store 76
Type of entity (check one):	oCorporation	oSole Proprietorship	xLimited Liability Comany	oOther

Purchase Price	Amount Sold	Daily Percentage
The dollar amount Purchaser is paying for the Amount Sold	The dollar value of the Furure Receivables being sold	The percentage of Future Receivables Merchant agrees to remit to Purchaser each day

$74,000.00	$ 107,300.00	23.00%

THE FOLLOWING TERMS AND CONDITIONS, INCLUDING THE ARBITRATION PROVISION SET FORTH IN PARAGRAPH 14 BELOW, GOVERN THIS AGREEMENT. As explained in the Terms and Conditions, you will be in default of  this Agreement if you do any of the following during the term of this Agreement (see paragraph 7 below for a list of the all of the events of default):

• Change card processors	• Add a card processor
• Sell your business prior to the Amount Sold being forwarded to Purchaser	• Sell your Future Receivables to another company

TERMS AND CONDITIONS:

1. Sale. In consideration of the payment of the Purchase Price specified above; Purchaser purchases from Merchant, and Merchant sells to Purchaser, the Daily Percentaqe of Merchant's future accounts and contract riqhts arising from or relatinq to the use by Merchant's customers. of any Payment Device (as defined herein) to purchase Merchant's products and/or services that are processed by Merchants' card processor anytime during which the Amount Sold is outstanding ("Future Receivables"), Payment Device includes credit cards, charge cards, debit cards, prepaid cards, benefit cards, or any other type of payment card as well as any virtual payment card or any electronic payment device. Merchant agrees to remit to Purchaser in accordance with the terms of this Agreement the Daily Percentage of the Future Receivables specified above until the Amount Sold has been forwarded to Purchaser. Purchaser purchases Future. Receivables free and clear of all. claims. liens or encumbrances of any kind whatsoever. Merchant agrees that this Agreement applies to Merchant's entire right,. title and interest in the Future Receivables up to the Amount Sold. The terms and conditions of this Agreement shall remain in full force and effect until the Amount Sold has been delivered to Purchaser subject to the terms of this Agreement. Merchant and Purchaser agree that this sale and purchase is final and Merchant has no right to repurchase or resell the Future Receivables or any portion thereof. Merchant, any individual signing this agreement and Purchaser (each individually referred to herein as "Party;' and collectively referred to herein as "Parties") agree that the Purchase Price paid to Merchant is the price paid to purchase Merchant's Future Receivables. and that the transaction contemplated by this Agreement is a purchase and sale of the Future Receivables. The Parties hereby agree that the transaction contemplated by this Agreement is not a loan, a forbearance of money lent or any similar loan or lending transaction. Merchant understands, agrees and represents that this transaction is made for business or commercial purposes only.

2. Timing, Method of Payment, Processing Trial. Merchant and Purchaser agree that Purchaser shall pay the Purchase Price or any portion thereof to Merchant only at a time, and through a method, acceptable to Purchaser and at Purchaser's sole discretion. Merchant and Purchaser also agree that Purchaser, in its sole discretion, may refuse to pay the. Purchase Price or any portion thereof to Merchant and cancel this Agreement at any time prior to the Purchase Price being paid. Prior to paying the Purchase Price, Purchaser may conduct a site inspection and shall conduct a processing trial (the "Processing trial") to determine whether the Daily Percentage will be correctly processed and/or reported by Merchant's card processor or bank to Purchaser. In the event Purchaser determines to conduct a Processing Trial, Merchant acknowledges and agrees that Purchaser will make its final decision, in its sole and absolute discretion, whether to purchase .the Future Receivables after completion of the Processing Trial. If Purchaser conducts a Processing Trial and determines not to purchase the Future Receivables, any receivables remitted to Purchaser during the Processing Trial shall be returned to Merchant.

Merchant lnitials

3. Waiver. There shall be effected no waiver by failure on the part of Purchaser to exercise, or delay in exercising, any right under this Agreement, nor shall: any single or partial exercise by Purchaser of any right under this Agreement preclude any other future exercise of any right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

4. Authorization to File Notice of Sale and Security Interest. Merchant hereby authorizes Purchaser to file a financing statement pursuant to the Uniform Commercial Code (UCC) to evidence the sale of the Future Receivables. The UCC financing statement shall state that the sale of the Future Receivables is intended to be a sale and not an assignment for security. If Merchant breaches any representation, warranty or covenant provided in paragraph 7 below, Merchant shall automatically and immediately grant Purchaser a security interest in, and authorizes Purchaser to file a UCC financing statement covering, all of Merchant's present and future accounts, chattel paper, deposit accounts, personal property, assets and fixtures, general intangibles, instruments, equipment, inventory wherever located, and proceeds now or hereafter owned or acquired by Merchant.

5. Fees and Purchaser's Risk. Purchaser does NOT CHARGE ANY ORIG.INATION OR BROKER FEES. If Merchant is charged: such a fee, it is not being charged by Purchaser or an agent of Purchaser. Additional.(y, because this is not a loan, Purchaser does not charge any interest, finance charges, paints, late fees or similar fees (except as permitted by. applicable law in connection with civil judgments). Purchaser is purchasing the Future Receivables at a discount. Because the transaction evidenced by this Agreement is not a loan, there are no scheduled payments and no repayment term. If Merchant's business slows down and Merchant's Future Receivables decrease or if Merchant closes its business or ceases to process Payment Devices and Merchant has not violated any of the representations, warranties and covenants provided in paragraph 7 below, there shall be no default or breach of this Agreement. Purchaser is purchasing the Future Receivables and Purchaser assumes the risk that Merchant's business may fail or be adversely affected by conditions outside the control of Merchant provided Merchant has not breached a representation, warranty or covenant set forth in paragraph 7 below. A returned item fee of $35.00 will be assessed if, for any reason, (a) a check, draft or similar instrument issued by the Merchant or an individua:1that signs this Agreement is not honored or cannot be processed; or (0) an electronic debit is returned unpaid or cannot be processed. Merchant and any individual that signs this Agreement authorize Purchaser to resubmit returned payments in its discretion. At Purchaser's option, Purchaser will assess this fee the first time a payment is not honored or paid, even if it is later honored or paid following resubmission. Any check, draft or similar instrument may be collected electronically if returned for insufficient or uncollected funds.

6. Right to Cancel. Merchant may cancel this transaction at any time prior to midnight of the fifth business day after Purchaser forwards the Purchase Price to Merchant. In order to cancel the transaction, Merchant must return the full Purchase Price to Purchaser within five days of receipt of the Purchase Price.

7. Merchant's Representations,Warranties and Covenants. Merchant represents, warrants and covenants that as of the date and during the term of this Agreement: (i) the Future Receivables are not subject to any claims, charges, liens, restrictions, encumbrances or security interests of any nature whatsoever; (ii) Merchant has not and will not sell the Future Receivables to another person or entity; (iii) Merchant wil·1not conduct business under any name other than as disclosed herein, shall not change its business location without the prior written consent of Purchaser; and shall not temporarily close its business for renovations or other purposes; (iv) Merchant will not change or add credit card processors without the prior written approval of Purchaser; (v) Merchant will not take any action to intentionally discourage the use of credit cards, debit cards or other payment cards; (vi) Merchant will not undertake any transaction involving the sale of Merchant, either by an issuance, sale or transfer of ownership interests in Merchant that results in a change in ownership or voting control of Merchant, or by a sale or transfer of substantially a·1o1f the assets of Merchant; (vii) Merchant wi:11not voluntarily permit another person or company, includi.ng without limitation a franchisor company (if Merchant is a franchisee), to assume or take over the operation and/or control of the Merchant's business or business locations; (viii) Merchant is not currently contemplating the filing of a bankruptcy proceeding or closing Merchant's business: (ix) all information provided by Merchant to Purchaser in this Agreement, application, interview with Purchaser or otherwise and all of Merchant's financial statements and other financial documents provided to Purchaser are true and correct and accurately reflect Merchant's financial condition and results of operations; (x) Merchant will possess and maintain insurance in such amounts and against such risks as are necessary to protect its business and shall show proof of such insurance upon demand; (xi) Merchant has all permits, licenses, approvals, consents and authorizations necessary to conduct its business and wil:1promptly pay all necessary taxes, including but not limited to employment and sales and use taxes; (xii) Merchant and the persons) signing this Agreement on behalf of Merchant have full power and authority to enter into and perform the obligations under this Agreement; (xiii) Merchant will provide Purchaser copies of all documents related to Merchant's card processing activity or financial and banking affairs within five (5) days of a request by Purchaser; (xiv) Merchant wil·1permit Purchaser to conduct a site inspection of Merchant's business, including an inspection of Merchant's credit card terminals, at any reasonable time during the term of this Agreement without notice to Merchant; (xv) Merchant will not take any action to cause the Future Receivables to be settled or delivered to any bank account other than the bank account that the Future Receivables are being settled or delivered to as of the date of this Agreement; (xvi) Merchant wil·1not enter into any financing agreement wherein and whereby the repayment terms of the agreement require Merchant to make daily or weekly payments; and (xvii) Merchant will conduct its business consistent with past practice and shall not take any action that would have an adverse effect on the use, acceptance, or authorization of any Payment Device for the purchase of Merchants products or services.

Merchant Initials

8. Daily Percentage. Purchaser agrees to accept the remittance of the Daily Percentage in one of the following ways: (i) directly from Merchant's card processor; (ii) by debiting the Merchant's bank account; or (iii) by debitinq a deposit account established by Merchant that is approved by Purchaser. Purchaser may decide in its sole discretion which of the three methods it will accept for the remittance of the Daily Percentage and will notify Merchant prior to delivering the Purchase Price to Merchant.
If Purchaser agrees to accept the remittance of the Daily Percentage directly from the Merchant's card processor, Merchant agrees to enter into an agreement with a card processor acceptable to Purchaser ("Processor") that authorizes Processor to pay the Daily Percentage directly to Purchaser rather than to Merchant until the Amount Sold has been forwarded by Processor to Purchaser. This authorization shall be irrevocable, absolute and unconditional. Merchant hereby irrevocably grants Processor the right to hold the Daily Percentage and to pay Purchaser directly (at, before or after the time Processor credits or remits to Merchant the balance of the Future Receivables not sold by Merchant to Purchaser) until the entire Amount Sold has been forwarded to Purchaser. Merchant authorizes Purchaser to act as Merchant's agent for purposes of accessing and retrieving transaction history information regarding Merchant from Processor and any additional card processors Merchant may utilize during the term of this Agreement. Merchant acknowledges and agrees that Processor may provide Purchaser with Merchant's Payment Device processing history, including without limitation Merchant's chargeback experience and any communications about Merchant received by Processor from a card processing system. Merchant acknowledges that Purchaser does not have any power or authority to control the Processor's actions with respect to the authorization, clearing, settlement and other processing of transactions and that Purchaser is not responsible for the Processor's actions. Merchant agrees to hold Purchaser harmless for the Processor's actions or omissions.

If Purchaser agrees to accept the remittance of the Daily Percentage by debiting the Merchant's bank account, Merchant irrevocably authorizes Purchaser or its designated successor or assignee to withdraw the Daily Percentage by initiating a debit via the Automatic Clearing House (ACH) system to the Merchants' bank account (as listed in Merchant's application) Of such other bank account that Merchant maintains ("Bank Account"). Merchant agrees to complete and execute a written ACH authorization (the "ACH Authorization) permitting Purchaser to debit the Bank Account pursuant to the terms of this Agreement. Any such ACH Authorization is incorporated into and made a part of this Agreement. In the event Purchaser withdraws an incorrect amount from Merchant's Bank Account, Merchant authorizes Purchaser to credit the Bank Account for the appropriate amount. Merchant and each Guarantor also authorize Purchaser to act as an agent for purposes of accessing and retrieving account activity and account balance information from any bank accounts of Merchant or Guarantor (s).

If Purchaser agrees to accept the remittance of the Daily Percentage by debiting a deposit account established by Merchant that is approved by Purchaser ("Approved Account"), Merchant agrees to complete all necessary forms to establish the Approved Account. Merchant acknowledges and agrees that any funds deposited into the Approved Account by Merchant's card processor will remain in the Approved Account until the Daily Percentage is withdrawn by Purchaser and then the remaining funds, minus any amount required to maintain the minimum balance for the Approved Account, will be forwarded to Merchant's Bank Account. If the Approved Account requires a minimum account balance, Purchaser may, in its sale discretion, fund the required minimum balance for the Approved Account out of the Purchase Price.

9. Telephone Monitoring, Recording and Contacts. Purchaser may choose to monitor and/or record telephone calls with Merchant and its owners, employees or agents. These ca·11a5re monitored: and/or recorded solely for evaluation by supervisors, training, monitoring for compliance purposes, collections. and quality control, By signing this Agreement, Merchant agrees that any call between Purchaser and Merchant or a representative of Merchant may be monitored and/or recorded for these purposes. Merchant further agrees that: (i) it has an established business relationship with Purchaser and may be contacted from time to time regarding transactions with Purchaser by telephone, text message or email; (ii) such contacts are not considered unsolicited: or inconvenient; and (iii) any such contact may be made using any wireless, mobile cellular or other number Merchant or its representative gave Purchaser, using any e-mail address Merchant or its representative gave Purchaser, or using an automated dialing and announcing or similar device, unless prohibited by law. This authorization is binding upon Merchant upon signing this Agreement and shall not be deemed withdrawn or revoked should Purchaser determine not to purchase the Future Receivables from Merchant.

10. Miscellaneous. This Agreemen.t shall be binding upon Merchant and inure to the benefit of Purchaser, its successors and assigns. This Agreement constitutes the entire Agreement between the Parties, and no representations, agreements, or understandings of any kind, either written or oral, shall be binding upon the parties unless expressly contained herein. This Agreement is a complete and exhaustive statement of the terms of the parties' agreement, which may not be explained or supplemented by evidence of consistent or inconsistent additional terms or contradicted by evidence of any prior or contemporaneous agreement. The Parties may change any of the terms of this Agreement or amend this Agreement but any such changes or amendments shall not be effective unless they are in writing, agreed to by both. Parties, and signed by Merchant and/or Guarantor(s) as applicable. If any of the provisions of this Agreement are determined to be invalid, illegal or unenforceable in any respect, the remaining provisions shall not be affected in any manner: AII Parties hereby acknowledge having the full power and authority to enter into and perform the obligations under this Agreement and that this Agreement Merchant and Guarantors) agree to execute such further and additional documents, instruments, and writings as may be necessary, proper, required, desirable, or convenient for the purpose of fully effectuating the terms and provisions of this Agreement. The information submitted by Merchant as part of its application for this transaction is hereby incorporated into and made part of Agreement. The signatures to this Agreement may be evidenced by facsimile copies or other electronic means reflecting the Party's signature hereto, and any such copy or signature shall be sufficient as if it were an original signature. In lieu of a signature, Purchaser shall be deemed to have accepted the terms of the Agreement upon payment of the purchase Price to Merchant. Paragraphs 9, 10, 11, 12, 13, 14, and 16 shall survive any termination, satisfaction, or cancellation of this Agreement.

11. Governing Law: The Parties hereby agree that this Agreernent is made, accepted and performed in Maryland, which is Purchaser's principal place of business. This Agreement, all transactions it contemplates, the entire relationship between the Parties, and all Claims (as defined in paragraph 12 below); whether such Claims are based in tort, contract or arise under statute or in equity, including all Claims involving an Affiliated Entity of Purchaser, shall be governed by and enforced in accordance with: (i)the laws of the State of Maryland without regard to principles of conflicts of laws that would require the applicatlon of any other law; and (ii) federal law for the limited purpose of the Arbitration Agreement (paraqraph 14 below). Affiliated Entity means and includes: (i) any entity, person that at has or Controlled Purchaser or any entity that at has been owned or controlled Purchaser; (ii) any predecessor or successor entities of Purchaser: (iiI) any entity or person who at any time owns or  holds an equity or security interest in the Future Receivables and the interest was granted by Purchaser; and (iv) all officers, directors, owners and employees of Purchaser, its parent company or any Affiliated Entity; and (v) any parent companies of any Affiliated En:tity and their subsidiaries.

12. Disputes: Any claim, dispute or controversy between any of the Parties or between any of the Parties and an Affiliated Entity arising from or relating in any way to the relationship between the Parties, including any relationship with an Affiliated Entity, whether such claims are based in tort, contract, or arise under statute or in equity (referred to herein as this "Claim or Claims") shall be resolved only as provided in Agreement. Claim includes but is not limited to: any disputes regarding or relating to this Agreement or the application provided in connection with this transaction; any solicitation or advertising materials; any activities relating to the maintenance or servicing of the transaction; any disputes arising from any collection activity related to a breach or alleged breach of this agreement; any disputes concerning the processing or collection of Future Receivables; any disputes regarding information obtained by Purchaser from, or reported by Purchaser to, Merchant, credit bureaus or others; and disputes resulting from to relating to, in any way, any previous relationship, agreement or contract between the Parties or Merchants and an Affiliated Entity including but not limited to an agreement under which Merchant sold Future Receivables to purchaser or an affiliated Entity.  ALL CLAIMS MUST BE RESOLVED BY BINDING ARBITRATION AS PROVIDED IN PARAGRAPH 14 BELOW OR IF NO PARTY ELECTS ARBITRATION, BY A COURT AS PROVIDED IN PARAGRAPH 13 BELOW.  The Parties hereby agree that this provision amends and supersedes any provision in a previous agreement entered into between the Parties or between Merchant and an Affiliated Entity regardless of whether the previous agreement has been satisfied, terminated or is in default.  Accordingly, any Claims between the Parties or made against or by an Affiliated Entity shall no longer be governed by the dispute resolution provisions contained in a previous agreement but shall be governed by paragraphs11 through 14 and 16 oft is Agreement; provided, however, that any changes this provision makes to previous agreements between  the Parties or made against or by an Affiliated Entity shall not apply in any litigation, arbitration or other proceeding commenced before the date of this Agreement.

13. Litigation: If a Claim is filed in court, the Claim must be filed in Montgomery County, Maryland and the Parties hereby agree that the exclusive venue for all Claims filed in court shall be in Montgomery County, Maryland. No court action my be brought in any other state or jurisdiction except as necessary to enforce a valid security interest or enforce a judgment entered in Maryland.  The parties hereby waive any claim against or objection to the in personam jurisdiction and venue in the counts on Montgomery County, Maryland.

If Merchant's principal place of business in located within California as of the date of this Agreement, in addition to the venue above, a Claim may also be brought in the appropriate California Court for the county where Merchant maintains its principal place of business.

NO CLAIM FILED IN COURT WILL BE HEAD BY A JURY AND ANY CLAIM WILL TAKE PLACE ON AN INDIVIDUAL BASIS; CLASS ACTIONS ARE NOT PERMITTED. NO COURT MAY ORDER, PERMIT OR CERTIFY A CLASS ACTION, REPRESENTATIVE ACTION, PRIVATE ATTORNEY-GENERAL LITIGATION OR CONSOLIDATED ACTION.  NO COURT MAY ORDER OR PERMIT A JOINDER OF PARTIES, UNLESS BOTH MERCHANT AND PURCHASER CONSENT TO SUCH JOINDER IN WRITING.

14. Arbitration: Any party may elect to resolve any Claim by neutral, binding arbitration. An election to arbitrate a Claim May be made by any Party instead of filing an action in court or in response to a claim, counterclaim or cross claim filed in court by any Party. If a Party requests arbitration, all Claims (including counter claims and cross claims) any Party may have against any other Party or Affiliated Entity,whether such Claims are deemed to be compulsory or permissive in law, shall be submitted to binding arbitration pursuant to this paragraph 14 (referred to herein as the "Arbitration Agreement"). The failure to bring such a Claim is a waiver of, and bars, the bringing of such a Claim in any subsequent arbitration or court action. Any arbitration hearing that requires the attendance of the Parties shall take place in the federal judicial district where Merchant maintains its principal place of business or, if agreed to between the Parties, Maryland. The Party initiating the arbitration proceeding may select from the following arbitration administrators, which will apply the appropriate rules for commercial disputes in effect at the time the Claim is filed with the arbitration organization ("Arbitration Rules"): the American Arbitration Association ("AM"), JAMS or any other organization the Parties agree to in writing. If neither AM nor JAMS is able or willing to serve as the arbitration administrator and the Parties are unable to agree on a replacement administrator or arbitrator(s), then a court of competent jurisdiction will appoint an administrator or arbitrator(s),. For information on arbltratlon fees and costs, a copy of the Arbitration Rules, or to file a claim contact AAA at 335 Madison Avenue, Floor 10, New York, New York 10017-4605, www.adr.org (phone 1-800-778-7879) or JAMS at 620 Eighth Ave., Floor 34, New York, NY 10018, www.jamsadr.com (phone 1-800-352-5267). In the event of a conflict between the Arbitration Rules and thls Arbltration Agreement, this Arbitration Agreement shall govern. Judgment upon any arbitration award: may be entered in any court with jurisdiction and may be enforced by any court having jurisdiction over that Judgment. If a Party elects arbitration and the other Party refuses to arbitrate, the Party electing arbitration may seek a court order enforcing this Arbitration Agreement. In that event, the court shall determine any issues regarding enforceability of this Arbitration Agreement, including the validity and effect of the class action waiver (set forth below), but all other issues shall be decided by the arbitrator. All statutes of limitation that otherwise would apply to an action brought in court will apply in arbitration. NO CLAIM SUBMITTED TO ARBITRATION WILL BE HEARD BY A JURY AND ANY ARBITRATION UNDER THIS AGREEMENT WILL TAKE PLACE ON AN INDIVIDUAL BASIS; CLASS ARBITRATIONS AND CLASS ACTIONS ARE NOT PERMITTED. NO ARBITRATOR MAY ORDER, PERMIT OR CERTIFY A CLASS ACTION, REPRESENTATIVE ACTION, PRIVATE ATTORNEY-GENERAL LITIGATION OR CONSOLIDATED ARBITRATION. NO ARBITRATOR MAY ORDER OR PERMIT A JOINDER OF PARTIES, UNLESS BOTH MERCHANT AND PURCHASER CONSENT TO SUCH JOINDER IN WRITING.

The transaction(s) governed by this Agreement involves interstate commerce and the Parties agree that arbitration shall be governed by the Federal Arbitration Act (9 U.S.C. § 1 et. seq.) and the Arbitration Rules and not by any state law concerning arbitration. The arbitrator will be required to follow relevant law and applicable judicial precedent to arrive at a decision and shall be empowered to grant whatever relief would be available in court. The cost of any arbitration proceeding shall be divided as follows: (i) if a Party other than Purchaser or an Affiliated Entity initiates arbitration and the damages claimed are less than $25,000 or Purchaser or an Affiliated Entity initiate arbitration, Purchaser shall pay all arbitration fees and costs; (ll) if anyone other than Purchaser or an Affiliated Entity initiates arbitration and the damages claimed are $25,000 or more, the parties to the arbitration shall split the fees and costs for arbitration equally. Notwithstanding the foregoing, if a Party other than Purchaser believes the applicable cost of arbitration· may be too burdensome, that Party may seek a waiver of costs under the applicable Arbitration Rules. If such a request is made but denied by the arbitration organization, Purchaser will consider a written request to either advance or pay al1or part of the costs. If arbitration is elected, each Party shall be responsible for its own attorney, witness and consulting fees provided the prevailing Party may seek reimbursement of attorney fees and arbitration costs if they prevail as provided in paragraph 16 below. If any part of this Arbitration Agreement, other than waives of class action rights, is deemed or found to be unenforceable for any reason, the rest shall remain enforceable. If the waiver of class action rights is deemed or found to be unenforceable for any reason in a case in which class action allegations have been made, the remainder of this Arbitration Agreement shall be unenforceable.

If any Party does not want this Arbitration Agreement to apply, they may reject it by mailing a written rejection notice to Purchaser at 4500 East West Highway, 6th Floor, Bethesda, MD 20814, attention General Counsel. The rejection notice must state that the Party is rejecting the Arbitration Agreement and must include the Merchant's legal name, the date of this Agreement or the date the Purchase Price was delivered to Merchant by Purchaser, and the amount of the Purchase Price. A rejection notice is effective only if it is: (i:)signed by Merchant and all individuals affiliated with Merchant that sign this Agreement; and (ii) post marked 45 days or less after the date of this Agreement (the date is set forth on the first page). The rejection of this Arbitration Agreement will not affect any other provision of this Agreement. If a Party does not reject this arbitration· clause as required herein, it will be effective as of the date of this Agreement.

15. Remedies. In the event Merchant breaches any of the provisions of this Agreement, including but not limited to the representations, warranties and covenants made in paragraph 7, Purchaser shall be entitled to all remedies available under law. In any action for damages, Purchaser shall be entitled to damages equal to the Amount Sold less the amount received by Purchaser. Merchant and the individuals signing this Agreement hereby agree that Purchaser may electronically debit from any of Merchant's or the individual signatory's bank accounts via ACH or otherwise all or any portion of theAmount Sold or may instruct Merchant's processor to forward to Purchaser all or any portion of the Amount Sold outstanding if Merchant breaches this Agreement. In addition to any other remedies provided Purchaser under this Agreement, in the event that Merchant changes or permits the change of the Processor accepted by Purchaser or utilizes the services of an additlonal card processor, Purchaser shall have the right, without waiving any of its other rights or remedies and without notice to Merchant or Guarantor(s), to notify the new or additional card processor of the sale of the Amount Sold of Future Receivables hereunder and to direct such new or additional processor to make payment to Purchaser of all or any portion of the amounts received or held by such card processor for or on behalf of Merchant to pay any amounts Purchaser is entitled to receive under the terms of this Agreement. Merchant hereby g:rants to Purchaser an irrevocable power of attorney and hereby appoints Purchaser and its designees as Merchant's attorney-in-fact to take any and all actions necessary or appropriate to direct such new or additional card processor to make payment to Purchaser as contemplated by this paragraph.

16. Attorney's Fees and Costs. ln the event Merchant defaults, Purchaser shall be entitled to recover from Merchant. and Guarantors all costs of collection, including reasonable attorney's fees and third party collection costs. Any Party that files a Claim against another Party as permitted in paragraphs 11 through 14 herein and prevails on the Claim shall be entitled to collect all court or arbitration costs and reasonable attorney's fees incurred in pursuing the Claim but in no event shall attorney's fees exceed 15% of the amount of the damages awarded by the court or arbitrator regardless of the amount of attorney's fees actually incurred by the Party. If no monetary damages are awarded, no attorney's fees or costs shall be awarded. If a Party files a Claim against another Party and the Claim is dismissed or the defending Party prevails in the matter, the Party filing the Claim shall pay the defending Party's reasonable attorney's fees and costs incurred defending the matter, whether in court or arbitration.

17. Reporting: By signing this Agreement you authorize Purchaser to obtain a credit report or background report on the Merchant and any individual that signs this Agreement for purposes of deciding whether to approve the purchase of the Amount Sold or for any update, renewal, or for evaluating the qualification of Merchant for other products of Purchaser or Affiliated Entities and for any other lawful purpose. The report Purchaser obtains may include, but is not limited to, the business' or individuals' credit history or sirnilar characteristics, employment and education verifications, social security verification, criminal and civil history, Department. of Motor Vehicles records, any other public records, and any other information Purchaser deems relevant. The reports will be used by Purchaser to determine if it will proceed with the Purchase of the Future Receivables from Merchant.

18. INDIVIDUAL LIABILITY OF GUARANTOR(S) FOR BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS.  By signing  this Agreement on behalf of Merchant (each such Signer a Guarantor), the Guarantors hereby assume and, jointly and severally, guarantee those obligationsof the Merchant arising under paragraphs 7, 12 through 14, and 16 of this Agreement.  This guarantee is unlimited, absolute and without condition, and is binding upon each Guarantor, the Guarantor's heirs, legal representatives, successore and assigns.  The Guarantors to this Agreement are hereby notified that a negative credit report reflecting on his/her credit record may be submitted to a credit reporting agency if the terms of this Agreement are breached and the resulting  damages are not satisfied.  Each Guarantor acknowledges receiving a copy of this Agreement and having read the terms of this Agreement, including, without limitation, the guarantee set forth in this paragraph, and the individual owner's and Guarantor's signatures below shall serve as confirmation that they understand all terms and conditions of this Agreement.

EACH PARTY ACKNOWLEDGES THAT THEY HAVE READ AND AGREE TO ALL OF THE FOREGOING TERMS AND CONDITIONS, INCLUDING THE ARBITRATION PROVISION IN PARAGRAPH 14.
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